EXHIBIT 4.2

NEITHER THIS SECURITY NOR THE ISSUANCE TO THE HOLDER OF THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THIS NOTE IN THE EVENT OF A PARTIAL CONVERSION. AS A RESULT, FOLLOWING ANY CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT SET FORTH BELOW.

5.5% SENIOR CONVERTIBLE NOTE DUE 2008-2010

OF

INSMED INCORPORATED

No. [ ]	$[ ]
Dated March 15, 2005	New York, New York

FOR VALUE RECEIVED, INSMED INCORPORATED, a Virginia corporation (the “Company”), hereby promises to pay to or upon the order of [Name of Holder], or its registered assigns or successors-in-interest (the “Holder”), the principal sum of [Amount] Dollars ($[            ]), in installments on the Installment Maturity Dates and on the Final Maturity Date, and to pay interest thereon at the Applicable Rate from the date hereof on the Interest Payment Dates until the same becomes due and payable, whether at maturity or upon acceleration or by redemption or repurchase in accordance with the terms hereof, or otherwise. Interest on this Note shall be computed on the basis of a 360-day year of 30-day months and actual days elapsed. Unless otherwise determined by the Holder or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees and any remaining amount to unpaid principal.

All payments of principal of and interest on this Note shall be made in lawful money of the United States of America. All payments by the Company shall be made by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. This Note may not be prepaid in whole or in part except as specifically provided herein. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Payment Date that is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account in determining the amount of interest due on such date.

The obligations of the Company under this Note shall rank in right of payment on a parity with all other unsubordinated obligations of the Company for indebtedness for borrowed money or the purchase price of property. This Note is issued pursuant to the Purchase Agreement and the Holder of this Note and this Note are subject to the terms and entitled to the benefits of the Purchase Agreement.

This Note is one of a duly authorized issue of the Company’s 5.5% Senior Convertible Notes due 2008-2010 limited to an aggregate principal amount of $35,000,000 (excluding 5.5% Senior Convertible Notes due 2008-2010 issued in replacement of lost, stolen, destroyed or mutilated notes or issued on transfer of such notes).

The following terms and conditions shall apply to this Note:

Section 1. Definitions.

(a) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

(b) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Note.

(c) For purposes hereof the following terms shall have the meanings ascribed to them below:

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject Person. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Aggregation Parties” shall have the meaning provided in Section 6(g)(1).

“AMEX” means the American Stock Exchange, Inc.

“Applicable Rate” means for each Interest Period a rate per annum equal to 5.5 percent or, if an Event of Default shall occur, then so long as any Event of Default shall continue, the Default Rate.

“Board of Directors” means the Board of Directors of the Company.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or duly authorized committee thereof (to the extent permitted by applicable law), and to be in full force and effect on the date of such certification, and delivered to the Holder.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York, New York are authorized or required by law or executive order to remain closed.

“Closing Date” shall have the meaning provided in the Purchase Agreement.

“Common Stock” means the Company’s Common Stock, par value $0.01 per share, and the related Preferred Share Purchase Rights (and any similar rights issued with respect to the Common Stock) as authorized on the date hereof, and any other securities into which or for which the Common Stock or the related Preferred Share Purchase Rights (and any similar rights issued with respect to the Common Stock) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise and any stock (other than Common Stock) and other securities of the Company or any other Person which the Holder at any time shall be entitled to receive, or shall have received, on the conversion of this Note, in lieu of or in addition to Common Stock.

“Common Stock Equivalent” means any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

“Company Certificate” means a certificate of the Company signed by an Officer.

“Company Notice” means a Company Notice in the form attached as Exhibit C.

“Conversion Date” means the date on which a Conversion Notice is given in accordance with Section 6(b)(1).

“Conversion Notice” means a duly executed Notice of Conversion of 5.5% Senior Convertible Note due 2008-2010 substantially in the form of Exhibit A to this Note.

“Conversion Price” means $1.295, subject to adjustment as provided in Section 6(c).

“Current Market Price” shall mean the arithmetic average of the daily Market Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that

(1) if the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 6(c)(1), (2), (3), (4) or (5) occurs during such ten consecutive Trading Days, the Market Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Market Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event,

(2) if the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 6(c)(1), (2), (3), (4) or (5) occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Market Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Market Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and

(3) if the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Market Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 6(c)(4), whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date.

For purposes of any computation under Section 6(c)(4), the Current Market Price of the Common Stock on any date shall be deemed to be the arithmetic average of the daily Market Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the “ex” date for any event that requires an adjustment to the Conversion Price pursuant to Section 6(c)(1), (2), (3), (4), (5) or (6) occurs on or after the Expiration Time for the Tender Offer requiring such computation and prior to the day in question, the Market Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Market Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph and the definition of the term “VWAP”, the term “ex” date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Market Price was obtained without the right to receive such issuance or distribution and

(2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to Section 6(c), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of Section 6(c) and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

“Default Rate” means 12 percent per annum (or such lesser rate as shall be the highest rate permitted by applicable law).

“DTC” shall have the meaning provided in Section 6(b)(2).

“Effective Date” means the date on which a Registration Statement covering all the Underlying Shares and other Registrable Securities (as defined in the Registration Rights Agreement) is first declared effective by the SEC.

“Eligible Bank” means a corporation organized or existing under the laws of the United States or any other state, having combined capital and surplus of at least $250 million and subject to supervision by federal or state authority and which has a branch located in New York, New York.

“Event of Default” shall have the meaning provided in Section 4(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Shares” shall have the meaning provided in Section 6(g)(1).

“Extended Optional Redemption Date” means, with respect to any portion of this Note to which Section 2(a)(4) applies, the date that is 20 Trading Days after the latest date on which the Restricted Ownership Percentage no longer restricts the Holder’s right to convert the Inconvertible Portion in full, but in no event later than the date that is 270 days after the Optional Redemption Date.

“Final Maturity Date” means March 1, 2010.

“Fundamental Change” means

(a) Any consolidation or merger of the Company or any material Subsidiary with or into another entity (other than a merger or consolidation of a Subsidiary into the Company or a wholly-owned Subsidiary) where the stockholders of the Company immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation or other Person of such consolidation or merger immediately following such transaction;

(b) The sale of all or substantially all of the assets of the Company and the Subsidiaries, on a consolidated basis, in a single transaction or a series of transactions;

(c) The occurrence of any transaction or event in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or constitute the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) which is not all or substantially all capital stock which is (or will, upon consummation of or immediately following such transaction or event, will be) listed on a registered national securities exchange or approved for quotation on Nasdaq or any similar United States system of automated dissemination of transaction reporting of securities prices; or

(d) The acquisition by a Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or group (as that term is defined for purposes of Section 13(d) of the 1934 Act and Regulation 13D-G thereunder), as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, of beneficial ownership of securities of the Company representing 50% or more of the combined voting power of the outstanding voting securities of the Company ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors.

“Holder Notice” means a Holder Notice in the form attached as Exhibit D.

“Inconvertible Portion” shall have the meaning provided in Section 2(a)(4).

“Indebtedness” means, when used with respect to any Person, without duplication:

(1) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of such Person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, currency purchase or similar agreements, Interest Rate Protection Agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or other instruments for the payment of money, or incurred in connection with the acquisition of any property, services or assets (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), other than any account payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees, bankers’ acceptances, surety bonds, performance bonds or other guaranty of contractual performance;

(3) all obligations and liabilities (contingent or otherwise) in respect of (a) leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person and (b) any lease or related documents (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the landlord and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase the leased property;

(4) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (1) through (3);

(5) any indebtedness or other obligations described in clauses (1) through (4) secured by any Lien on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall be payable by or shall have been assumed by such Person; and

(6) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (5).

“Installment Maturity Dates” means each March 1, June 1, September 1 and December 1, commencing on March 1, 2008 and ending on the Final Maturity Date.

“Interest Payment Date” means each March 1, June 1, September 1 and December 1, commencing on June 1, 2005, and ending on the Final Maturity Date.

“Interest Rate Protection Agreement” means, with respect to any Person, any interest rate swap agreement, interest rate cap or collar agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates, as in effect from time to time.

“Issuance Date” means the “Closing Date” as defined in the Purchase Agreement.

“Lien” means any mortgage, lien, pledge, security interest or other charge or encumbrance, including, without limitation, the lien or retained security title of a conditional vendor.

“Majority Holders” means at any time, the holders of at least 51% of the aggregate outstanding principal amount of this Note and the Other Notes.

“Market Price” with respect to any security on any day shall mean the closing bid price of such security on such day on the Nasdaq, the NYSE or the AMEX, as applicable, or, if such security is not listed or admitted to trading on the Nasdaq, the NYSE or the AMEX, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, in any such case as reported by Bloomberg, L.P. (or if such source ceases to be available, comparable source selected by the Majority Holders and acceptable to the Company in its reasonable judgment) or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the last reported sale price of such security on the over-the-counter market on the day in question, as reported by the National Quotation Bureau, Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any NYSE member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1933 Act” means the Securities Act of 1933, as amended.

“Nasdaq” means the Nasdaq National Market and Nasdaq Small Cap Market.

“Note” means this instrument as originally executed, or if later amended or supplemented in accordance with its terms, then as so amended or supplemented.

“NYSE” means the New York Stock Exchange, Inc.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President or the Chief Financial Officer of the Company.

“Optional Redemption Date” means, with respect to the redemption of this Note pursuant to Section 2(a), the Business Day, selected by the Company in accordance with Section 2(a), on which this Note is to be redeemed pursuant to Section 2(a).

“Optional Redemption Notice” means the Optional Redemption Notice in the form attached hereto as Exhibit B.

“Optional Redemption Period” means the period that commences on March 1, 2007 and ends on the Final Maturity Date.

“Optional Redemption Price” means an amount in cash equal to the sum of (1) the principal amount of this Note that is to be redeemed on the Optional Redemption Date plus (2) accrued and unpaid interest on such principal amount to the Optional Redemption Date.

“Other Notes” means the several 5.5% Senior Convertible Notes due 2008-2010 issued by the Company pursuant to the Other Purchase Agreements, or any such note issued upon transfer thereof or in replacement of any such note that is lost, stolen, destroyed or mutilated, as the same may be amended or supplemented in accordance with the terms hereof and thereof.

“Other Purchase Agreements” means the several Purchase Agreements, dated as of March 15, 2005, by and between the Company and the respective original holders of the Other Notes.

“Other Registration Rights Agreements” means the several Registration Rights Agreements entered into between the Company and the original holders of the Other Notes pursuant to the Other Purchase Agreements.

“Permitted Indebtedness” means:

(1) Indebtedness outstanding on the Issuance Date prior to issuance of this Note and reflected in the Company’s financial statements included in the SEC Filings;

(2) Indebtedness evidenced by this Note and the Other Notes;

(3) Indebtedness outstanding on, or incurred after, the Issuance Date in an aggregate amount not to exceed $5 million at any one time outstanding so long as (A) such Indebtedness (x) is incurred for the purpose of acquiring equipment owned or used or to be owned or used by the Company or any Subsidiary (or for the purpose of acquiring the capital stock or similar equity interests of a Subsidiary that is formed for the limited purpose of owning same and does not own or hold any other material assets) and does not exceed the purchase price of the equipment, capital stock or other equity interest so acquired plus reasonable transaction expenses and (y) if secured, is secured solely by the interest of the Company or one of its Subsidiaries in the equipment so acquired and rights related thereto or (B) is the reimbursement obligations and other liabilities (contingent or otherwise) of the Company or any Subsidiary with respect to letters of credit issued in lieu of cash security deposits for leases of real property or equipment used by the Company or any Subsidiary, or commercial or standby letters of credit issued in the ordinary course of the business of the Company and its Subsidiaries (the amount of which shall for this purpose be deemed to be the maximum reimbursement obligations and other liabilities (contingent or otherwise) with respect to such letters of credit, whether or not a drawing thereunder has been made);

(4) Indebtedness incurred after the Issuance Date that is unsecured and that is subordinated as to payment to the Indebtedness evidenced by this Note and the Other Notes on terms that have been approved in writing by the Majority Holders before the incurrence of such Indebtedness;

(5) Indebtedness incurred after the Issuance Date other than Indebtedness specified in the immediately preceding clause (4) on terms that have been approved in writing by the Majority Holders before the incurrence of such Indebtedness;

(6) endorsements for collection or deposit in the ordinary course of business; and

(7) in the case of any Subsidiary, Indebtedness owed by such Subsidiary to the Company.

“Permitted Liens” means

(1) Liens upon any property of any Subsidiary or Subsidiaries as security for Indebtedness owing by such Subsidiary to the Company;

(2) purchase money Liens upon any property acquired by the Company or any Subsidiary, or Liens existing on such property at the time of acquisition and in any such case securing Permitted Indebtedness described in clause (3) of the definition of the term Permitted Indebtedness; provided that (i) no such Lien shall extend to or cover any other property of the Company or any Subsidiary, (ii) the principal amount of Indebtedness secured by each such Lien on any such property shall not exceed the cost (including such principal amount of the Indebtedness secured thereby)

to the Company or the Subsidiary of the property subject thereto, and (iii) the aggregate principal amount of all Indebtedness of the Company and all Subsidiaries secured by all Liens described in this subsection (2) and any extensions, renewals or replacements thereof, at any one time outstanding, shall not exceed $5 million for the Company and the Subsidiaries; and the extending, renewing or replacing of any Lien permitted by this subsection (2) or of the Indebtedness secured thereby; provided, however, that in any such case the Lien by which any Lien is extended, renewed or replaced shall not extend to or cover any other property of the Company or any Subsidiary and the principal amount of such Indebtedness extended, renewed or replaced shall not be increased;

(3) Liens for taxes or assessments or governmental charges or levies on its property if such taxes or assessments or charges or levies shall not at the time be due and payable or if the amount, applicability, or validity of any such tax, assessment, charge or levy shall currently be contested in good faith by appropriate proceedings or necessary preliminary steps are being taken to contest, compromise or settle the amount thereof or to determine the applicability or validity thereof and if the Company or such Subsidiary, as the case may be, shall have set aside on its books reserves (segregated to the extent required by sound accounting practice) deemed by it adequate with respect thereto; deposits or pledges to secure payment of worker’s compensation, unemployment insurance, old age pensions or other social security; deposits or pledges to secure performance of bids, tenders, contracts (other than contracts for the payment of money borrowed or credit extended), leases, public or statutory obligations, surety or appeal bonds, or other deposits or pledges for purposes of like general nature in the ordinary course of business; mechanics’, carriers’, workers’, repairmen’s or other like Liens arising in the ordinary course of business securing obligations which are not overdue for a period of 60 days, or which are in good faith being contested or litigated, or deposits to obtain the release of such Liens; Liens created by or resulting from any litigation or legal proceedings or proceedings being contested in good faith by appropriate proceedings, provided any execution levied thereon shall be stayed; leases made, or existing on property acquired, in the ordinary course of business; landlords’ Liens under leases to which the Company or any Subsidiary is a party; and

zoning restrictions, easements, licenses or restrictions on the use of real property or minor irregularities in title thereto; provided that all such Liens described in this subsection (4) do not, in the aggregate, materially impair the use of such property in the operations of the business of the Company or any Subsidiary or the value of such property for the purpose of such business;

(4) Liens existing on the Issuance Date and disclosed in the SEC Filings; and

(5) Liens upon raw materials, works in progress and finished goods inventory and accounts receivable granted to a bank, finance company or other institutional lender providing receivables and inventory financings.

“Person” means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, unincorporated association or similar entity or any government, governmental agency or political subdivision.

“Preferred Share Purchase Rights” means the Preferred Share Purchase Rights issued or issuable pursuant to the Rights Agreement (or any similar right hereafter issued by the Company with respect to the Common Stock).

“Principal Market” means at any time Nasdaq or such other U.S. market or exchange which is the principal market on which the Common Stock is then listed for trading.

“Purchase Agreement” means the Purchase Agreement, dated as of March 15, 2005, by and between the Company and the original holder of this Note or its predecessor instrument, pursuant to which this Note, or its predecessor instrument was originally issued.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of March 15, 2005, by and between the Company and the original holder of this Note or its predecessor instrument.

“Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Repurchase Event” means the occurrence of any one or more of the following events:

(a) The Common Stock ceases to be listed for trading on Nasdaq, the NYSE or the AMEX for a period of five consecutive Trading Days;

(b) Any Fundamental Change;

(c) The adoption of any amendment to the Company’s Articles of Incorporation (other than any amendment establishing, and setting forth the rights of, a series of preferred stock of the Company) which materially and adversely affects the rights of the Holder or the taking of any other action by the Company which materially and adversely affects the rights of the Holder in respect of the Holder’s interest in the Common Stock in a different and more adverse manner than it affects the rights of holders of Common Stock generally;

(d) The inability of the Holder or holders of any Other Note for 30 Trading Days (whether or not consecutive) during any period of 365 consecutive days occurring on or after the SEC Effective Date to sell shares of Common Stock issued or issuable upon conversion of this Note or the Other Notes or exercise of the Warrants pursuant to the Registration Statement (1) by reason of the requirements of the 1933 Act, the 1934 Act or any of the rules or regulations under either thereof or (2) due to the Registration Statement or the Prospectus containing any untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading or other failure of the Registration Statement or the Prospectus to comply with the rules and regulations of the SEC, excluding any such inability to sell that results from an untrue statement of a material fact in such Registration Statement or Prospectus or omission to state a material fact required to be stated in such Registration Statement or Prospectus in order to make the statements therein not misleading, which misstatement or omission was made by the Holder in written information it furnished to the Company specifically for inclusion in such Registration Statement or Prospectus which such information was substantially relied upon by the Company in preparation of the Registration Statement or Prospectus or any amendment or supplement thereto, unless the Company shall have failed timely to amend or supplement such Registration Statement or Prospectus after the Holder shall have corrected such misstatement or omission; provided, that any suspension permitted by Section 2(c)(iii) of the Registration Rights Agreements shall be excluded from the days counted for purpose of determining whether the 30 Trading Day limit in this clause (d) has been exceeded.

“Repurchase Price” means with respect to any repurchase pursuant to Section 5 an amount in cash equal to the greater of (1) the sum of (A) the outstanding principal amount of this Note that the Holder has elected to be repurchased plus (B) accrued and unpaid interest on such principal amount to the date of such repurchase and (2) the product obtained by multiplying (A) the Current Market Price on the date the Repurchase Event occurs, the date the Company gives the Company Notice to the Holder, the date the Holder gives the Holder Notice to the Company or the applicable repurchase date pursuant to Section 5, whichever such Current Market Price is the highest, times (B) the number of shares of Common Stock which would be issuable upon conversion of the principal amount of this Note (and interest thereon as provided in Section 6(a)) to be repurchased by reason of the occurrence of such Repurchase Event (determined without regard to any limitation on conversion contained in Section 6) if such conversion were made on the date for which, pursuant to the immediately preceding clause (A), the Current Market Price is used for the computation of the Repurchase Price pursuant to this clause (2).

“Restricted Ownership Percentage” shall have the meaning provided in Section 6(g)(1).

“Rights Agreement” means the Rights Agreement, dated as of May 16, 2001, by and between the Company and First Union National Bank, as Rights Agent.

“Rule 144A” means Rule 144A as promulgated under the 1933 Act or any successor rule thereto.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Filings” shall have the meaning provided in the Purchase Agreement.

“Specified Repurchase Event” means a Repurchase Event described in clause (b) of the definition of the term Repurchase Event.

“Tender Offer” means a tender offer or exchange offer.

“Trading Day” means at any time a day on which the Principal Market is open for the general trading of securities.

“Transaction Documents” means this Note, the Other Notes, the Purchase Agreement, the Other Purchase Agreements, the Registration Rights Agreement, the Other Registration Rights Agreements and the Warrants.

“Transfer Agent” shall mean the institution acting as transfer agent for the Common Stock.

“Trigger Event” shall have the meaning provided in Section 6(c)(4).

“Underlying Shares” means the shares of Common Stock issued or issuable upon conversion of this Note in accordance with the terms hereof and the Purchase Agreement.

“VWAP” of any security on any Trading Day means the volume-weighted average price of such security on such Trading Day on the Principal Market, as reported by Bloomberg Financial, L.P., based on a Trading Day from 9:30 a.m., Eastern Time, to 4:00 p.m., Eastern Time, using the AQR Function, for such Trading Day; provided, however, that during any period the VWAP is being determined, the VWAP shall be subject to equitable adjustments from time to time on terms consistent with Section 6(c) and otherwise reasonably acceptable to the Majority Holders for (i) stock splits, (ii) stock dividends, (iii) combinations, (iv) capital reorganizations, (v) issuance to all holders of Common Stock of rights or warrants to purchase shares of Common Stock, (vi) distribution by the Company to all holders of Common Stock of evidences of indebtedness of the Company or cash (other than regular quarterly cash dividends), and (vii) similar events relating to the Common Stock, in each case which occur, or with respect to which the “ex” date occurs, during such period.

“Warrants” means Common Stock Purchase Warrants of the Company issued to the original Holder of this Note pursuant to the Purchase Agreement and issued to the original holders of the Other Notes pursuant to the Other Purchase Agreements.

“Warrant Shares” means the shares of Common Stock issued or issuable upon exercise of the Warrants in accordance with the terms thereof and the Purchase Agreement.

Section 2. Optional Redemption; Principal Installments.

(a) Optional Redemption. (1) At any time during the Optional Redemption Period, the Company shall have the right on one occasion only to redeem this Note in whole or in part as provided herein by payment of the Optional Redemption Price pursuant to this Section 2(a) on the Optional Redemption Date, so long as the following conditions precedent are satisfied:

(A) on at least 15 Trading Days in the period of 20 consecutive Trading Days ending on and including a Trading Day that is not more than five Trading Days prior to the date the Company gives the Optional Redemption Notice, the VWAP of the Common Stock shall have been at least 200 percent of the Conversion Price in effect on such Trading Day,

(B) on the date the Optional Redemption Notice is given and at all times thereafter to and including the Optional Redemption Date, no Event of Default and no event which, with notice or passage of time, or both, would become an Event of Default has occurred and is continuing (unless, by reason of such redemption, the requirements of this clause (A) will be satisfied immediately after the redemption of this Note and the Other Notes on the Optional Redemption Date and the Company shall furnish Company Certificates to the Holder to such effect on the date the Optional Redemption Notice is given to the Holder and on the Optional Redemption Date),

(C) on the date the Optional Redemption Notice is given and at all times thereafter to and including the Optional Redemption Date, no Repurchase Event has occurred with respect to which the Holder has the right to exercise repurchase rights pursuant to Section 5 or with respect to which the Holder has exercised such repurchase rights and the Repurchase Price has not been paid to the Holder and no event which, with notice or passage of time, or both, would become a Repurchase Event has occurred and is continuing,

(D) on the date the Optional Redemption Notice is given and at all times thereafter to and including the Optional Redemption Date, the Registration Statement shall be effective and available for use by the Holder, the holders of the Other Notes and the holders of the Warrants for the resale of the shares of Common Stock issued and issuable upon conversion of this Note and the Other Notes and issued or issuable upon exercise of the Warrants, as the case may be, and is reasonably expected to remain effective and available for such use for at least 30 days after the Optional Redemption Date, including, without limitation, the absence of any material non-public information disclosed by the Company to the Holder which has not been adequately publicly disclosed by the Company for purposes of the 1934 Act, and the Company shall be in compliance in all material respects with its obligations under the Registration Rights Agreement,

(E) on the date the Optional Redemption Notice is given, the Company has funds available to pay the Optional Redemption Price on the Optional Redemption Date,

(F) during the period beginning five days prior to the date the Company gives such Optional Redemption Notice and ending on the applicable Optional Redemption Date the Company shall not have been engaged in discussions or negotiations concerning, or entered in to an agreement or received any bona fide written proposal for, any transaction that might result in a Fundamental Change, and the Company shall not enter into any agreement or accept any proposal for, any transaction that might result in a Fundamental Change for a period of 30 days after the applicable Optional Redemption Date or such earlier date as the Company shall have publicly disclosed such agreement or proposal, and

(G) If less than all of the outstanding principal amount of this Note is to be redeemed, the principal amount to be redeemed shall be at least 50 percent of the principal amount outstanding on the date the Company gives the Optional Redemption Notice.

In order to exercise its right of redemption under this Section 2(a) the Company shall give the Optional Redemption Notice to the Holder not less than 20 Trading Days or more than 40 Trading Days prior to the Optional Redemption Date, stating that:

(1) the Company is exercising its right to redeem this Note in accordance with this Section 2(a), and

(2) the principal amount of this Note to be redeemed, and

(3) the amount of the Optional Redemption Price payable on the Optional Redemption Date (assuming no conversion of this Note from the date the Company gives the Optional Redemption Notice to the Optional Redemption Date), and

(4) the Optional Redemption Date, and

(5) that all of the conditions of this Section 2(a) entitling the Company to call this Note for redemption have been met.

Time shall be of the essence in the giving of the Optional Redemption Notice. On the Optional Redemption Date (or such later date as the Holder surrenders this Note to the Company) the Company shall pay to or upon the order of the Holder, by wire transfer of immediately available funds to such account as shall be specified for such purpose by the Holder at least one Business Day prior to the Optional Redemption Date, an amount equal to the Optional Redemption Price.

(2) The Company shall not be entitled to give the Optional Redemption Notice or to redeem any portion of this Note with respect to which the Holder has given a Conversion Notice on or prior to the date the Company gives the Optional Redemption Notice. Notwithstanding the giving of the Optional Redemption Notice, the Holder shall be entitled to convert all or any portion of this Note, in accordance with the terms of this Note, by giving a Conversion Notice at any time on or prior to the later of (1) the date which is one Trading Day prior to the Optional Redemption Date and (2) if the Company fails to pay and deliver to the Holder, or deposit in accordance with Section 7(k), the Optional Redemption Price payable on the Optional Redemption Date on or before the Optional Redemption Date, the date on which the Company pays and delivers to the Holder, or deposits in accordance with Section 7(k), the Optional Redemption Price. The principal amount of this Note to be redeemed on the Optional Redemption Date shall be reduced from the amount thereof stated in the Optional Redemption Notice by the aggregate principal amount of this Note converted by the Holder on or after the date the Company gives the Optional Redemption Notice to the Holder and on or before the Business Day immediately preceding the Optional Redemption Date, and the Optional Redemption Price set forth in the Optional Redemption Notice shall be adjusted to reflect such reduction resulting from any such conversions of this Note. Any redemption of this Note pursuant to this Section 2(a) shall be applied to the installments of principal outstanding on the applicable Optional Redemption Date in the inverse order of their maturity.

(3) In order that the Company shall not discriminate among the Holder and the holders of the Other Notes, the Company agrees that the redemption of this Note pursuant to this Section 2(a) shall be made at the same time as a redemption by the Company of the Other Notes and that such redemption shall be made pro rata based on the principal amounts of this Note and the Other Note outstanding on the date the Company gives the Optional Redemption Notice. In order that the Company not discriminate among the Holders and the holders of the Other Notes, the Company agrees that it shall not redeem any of the Other Notes pursuant to the provisions thereof similar to this Section 2(a) (other than a mandatory redemption pursuant to provisions of the Other Notes comparable to Section 5 or as provided in Section 6.2 of the Purchase Agreement and the Other Purchase Agreements) unless the Company simultaneously redeems this Note in accordance with this Section 2(a).

(4) (A) Notwithstanding any other provision of this Note or applicable law to the contrary, in case the Company shall give the Optional Redemption Notice to the Holder, and on the date the Company gives the Optional Redemption Notice or at any time thereafter to and including the Optional Redemption Date, the Holder shall be restricted by reason of the Restricted Ownership Percentage in converting any portion of this Note that would otherwise be called for redemption pursuant to the Optional Redemption Notice (the “Inconvertible Portion”), then (i) on or before the Optional Redemption Date the Company shall deposit an amount equal to the Optional Redemption Price of the Inconvertible Portion with an Eligible Bank in accordance with Section 7(k) and (ii) the Optional Redemption Date for the Inconvertible Portion, shall be extended to be the Extended

Optional Redemption Date. On the Extended Optional Redemption Date, the Company shall pay to the Holder the Optional Redemption Price of the Inconvertible Portion (or portion thereof) outstanding on the Extended Optional Redemption Date and not theretofore converted by the Holder pursuant to Section 6(a). Any portion of this Note for which there is an Extended Optional Redemption Date shall remain convertible by the Holder in accordance with this Section 6 at any time to and including the close of business on the Business Day prior to the applicable Extended Optional Redemption Date; provided, however, that during the period from the Optional Redemption Date to the applicable Extended Optional Redemption Date any portion of this Note for which there is an Extended Optional Redemption Date shall no longer bear interest.

(B) Notwithstanding anything to the contrary contained in Section 6(g), solely for the purposes of calculating the Restricted Ownership Percentage for purposes of this Section 2(a)(4), the shares of Common Stock issuable upon exercise of the Warrants held by the Holder shall not be deemed to be Excluded Shares and shall be taken into account in calculating the Restricted Ownership Percentage to determine the amount of the Inconvertible Portion.

(b) Installments of Principal. The principal of this Note shall become due in installments as follows:

Principal Amount	Due Date
$[ ]	March 1, 2008

$[ ]	June 1, 2008

$[ ]	September 1, 2008

$[ ]	December 1, 2008

$[ ]	March 1, 2009

$[ ]	June 1, 2009

$[ ]	September 1, 2009

$[ ]	December 1, 2009

$[ ]	March 1, 2010

The amounts of such installments that are payable on each such date are subject to reduction as provided in Sections 2(a), 5 and 6.

(c) No Other Prepayment by the Company. Except as specifically provided in Sections 2(a) and 2(b), this Note may not be prepaid, redeemed or repurchased at the option of the Company prior to the applicable Installment Maturity Dates or the Final Maturity Date, as the case may be. In order that the Company not discriminate among the Holder and the holders of the Other Notes, the Company agrees that it shall not prepay, redeem, repurchase or otherwise acquire any of the Other Notes, other than pursuant to Section 6.2 of the Other Purchase Agreements, unless the Company offers simultaneously to prepay, redeem, repurchase or otherwise acquire a pro rata portion of this Note for the same form of consideration and at the same price per unit of outstanding principal amount as the Other Note or Other Notes.

(d) Redemption at the Option of the Holder. The Holder has the right to require the Company to redeem this Note as provided in Section 6.2 of the Purchase Agreement.

Section 3. Certain Covenants.

So long as the Company shall have any obligation under this Note, unless otherwise consented to in advance by the Majority Holders:

(a) Limitations on Certain Indebtedness. The Company will not itself, and will not permit any Subsidiary to, create, assume, incur or in any manner become liable in respect of, including, without limitation, by reason of any business combination transaction which is not a Fundamental Change (all of which are referred to herein as “incurring”), any Indebtedness other than Permitted Indebtedness.

(b) Payment of Obligations. The Company will pay and discharge, and will cause each Subsidiary to pay and discharge, when due all their respective obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings and the Company shall have established adequate reserves therefor on its books.

(c) Maintenance of Property; Insurance. (1) The Company will keep, and will cause each Subsidiary to keep, all property which, in the reasonable business judgment of the Company, is useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

(2) The Company will maintain, and will cause each Subsidiary to maintain, with financially sound and responsible insurance companies, insurance, in at least such amounts as the Company reasonably believes to be customary for comparably situated companies.

(d) Conduct of Business and Maintenance of Existence. The Company will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Company, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, in each case other than where the failure to do so in respect of any Subsidiary or Subsidiaries individually or in the aggregate would not have a material adverse effect on (i) the business, properties, operations, condition (financial or other), results of operation or financial prospects of the Company and the Subsidiaries, taken as a whole, or (ii) the ability of the Company to pay and perform its obligations under the Transaction Documents.

(e) Compliance with Laws. The Company will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, decisions, orders and requirements of governmental authorities and courts (including, without limitation, environmental laws) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith would not have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or financial prospects of the Company and the Subsidiaries, taken as a whole.

(f) Investment Company Act. The Company will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

(g) Limitations on Asset Sales, Liquidations, Etc.; Certain Matters. The Company shall not:

(1) sell one or more Subsidiaries, or permit any one or more Subsidiaries to sell its assets, if such sale individually or in the aggregate is material to the Company and the Subsidiaries taken as a whole, other than any such sale or sales which individually or in the aggregate would not have a material adverse effect on (i) the business, properties, operations, condition (financial or other), results of operation or financial prospects of the Company and the Subsidiaries, taken as a whole, (ii) the validity or enforceability of, or the ability of the Company to perform its obligations under, the Transaction Documents; or (iii) the rights and remedies of the Holder under the terms of the Transaction Documents;

(2) liquidate, dissolve or otherwise wind up the affairs of the Company; or

(3) enter into any agreement the terms of which would prohibit, or interfere with, the Company’s performance of its obligations under the Transaction Documents, or engage in any transaction, including, without limitation, any merger, consolidation or share exchange, for the purpose of evading or eliminating any of its obligations under the Transaction Documents.

(h) Limitation on Certain Issuances. The Company shall not offer, sell or issue, or enter into any agreement, arrangement or understanding to offer, sell or issue, any Common Stock or Common Stock Equivalent (A) that is convertible into, exchangeable or exercisable for, or includes the right to receive additional shares of Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such Common Stock or Common Stock Equivalent, or (y) with a fixed conversion, exercise, exchange or purchase price that is subject to being reset at some future date after the initial issuance of such Common Stock or Common Stock Equivalent or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (but excluding customary stock split, reverse stock split, stock dividend and similar anti-dilution provisions substantially similar to those set forth in clauses (1) through (6) of Section 6(c)), or (B) pursuant to an “equity line” structure in which one or more Persons commits to provide capital to the Company by the purchase of securities of the Company from time to time, whether at specified times, times determined by the Company or by such Person(s) or by mutual agreement between the Company and such Person(s), at prices based on the market prices of the Common Stock at or near the time of each purchase, which securities are registered for sale or resale pursuant to the 1933 Act; provided, however, that nothing in this Section 3(h) shall prohibit the Company from issuing (1) shares of Common Stock for cash for the account of the Company in an offering that is underwritten on a firm commitment basis and registered with the SEC under the 1933 Act, (2) shares of Common Stock pursuant to the Company’s Employee Stock Purchase Plan, or (3) the Other Notes and the Warrants.

(i) Limitations on Liens. The Company will not itself, and will not permit any Subsidiary to, create, assume or suffer to exist any Lien upon all or any part of its property of any character, whether owned at the date hereof or thereafter acquired, except Permitted Liens.

(j) Transactions with Affiliates. The Company will not pay, and will not permit any Subsidiary, directly or indirectly, to pay, any funds to or for the account of, make any investment (whether by acquisition of stock or Indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Indebtedness, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with, any joint enterprise or other joint arrangement with, any Affiliate of the Company, except, on terms to the Company or such Subsidiary no less favorable than terms that could be obtained by the Company or such Subsidiary from a Person that is not an Affiliate of the Company, as determined in good faith by the Board of Directors.

(k) Notice of Defaults. The Company shall notify the Holder promptly, but in any event not later than five days after the Company becomes aware of the fact, of any failure by the Company to comply with this Section 3 or any other material provision of any Transaction Document.

(l) Listing Eligibility Reporting. The Company shall notify the Holder from time to time within five days after the Company is notified that it does not meet any of the applicable requirements for the continued listing of the Common Stock on the Principal Market and shall make appropriate public announcement thereof so that the content of such notice shall not constitute material non-public information for purposes of the 1934 Act.

(m) Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales hereof under Rule 144(k) under the 1933 Act (or any successor provision), the Company shall, during any period in which it is not subject to Section 13 or 15(d) under the 1934 Act, make available to the Holder and any prospective purchaser of this Note from the Holder, the information required pursuant to Rule 144A(d)(4) under the 1933 Act upon the request of the Holder and it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell this Note without registration under the 1933 Act within the limitations of the exemption provided by Rule 144A, as Rule 144A may be amended from time to time. Upon the request of the Holder, the Company will deliver to the Holder a written statement as to whether it has complied with such requirements.

Section 4. Events of Default.

(a) If any of the following events of default (each, an “Event of Default”) shall occur:

(1) Failure to Pay Principal, Interest, Etc. The Company fails (1) to pay the principal, the Optional Redemption Price or the Repurchase Price hereof when due, whether at maturity, upon acceleration or otherwise, as applicable, or (2) to pay any installment of interest hereon when due and, in the case of this clause (2) of this Section 4(a)(1) only, such failure continues for a period of five Business Days after the due date thereof; or

(2) Conversion and the Shares. The Company fails to issue or cause to be issued shares of Common Stock to the Holder or the holder of any Other Note upon exercise of the conversion or purchase rights of the Holder or such holder within three Trading Days after the due date therefor in accordance with the terms of this Note, any Other Note, or any Warrant or fails to transfer any certificate for any such shares of Common Stock or any shares of Common Stock issued in payment of interest on this Note or any Other Note as and when required by this Note and the Purchase Agreement or any Other Note and the applicable Other Purchase Agreement, as the case may be, except to the extent, and only to the extent in any particular instance such issuance of transfer by such date is expressly excused by the specific terms of the Transaction Documents; or

(3) Breach of Certain Covenants. The Company fails to comply with Section 3(a), (g), (h), (i), (k) or (l); or

(4) Breach of Other Covenants. The Company fails to comply in any material respect with any other provision of Section 3 of this Note (other than as specified in the immediately preceding clause (3)) or breaches any other material covenant or other material term or condition of this Note or any of the other Transaction Documents (other than as specifically provided in clauses (1), (2) and (3) of this Section 4(a)), and such breach continues for a period of 15 days after written notice thereof to the Company from the Holder; or

(5) Breach of Representations and Warranties. Any representation or warranty of the Company made herein or in any other Transaction Document or in any written agreement, certificate or instrument made pursuant hereto or thereto or in connection herewith or therewith shall be false or misleading in any material respect when made; or

(6) Certain Voluntary Proceedings. The Company or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or shall admit in writing its inability generally to pay its debts as they become due; or

(7) Certain Involuntary Proceedings. An involuntary case or other proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days; or

(8) Judgments. Any court of competent jurisdiction shall enter one or more final judgments against the Company or any Subsidiary or any of their respective properties or other assets in an aggregate amount in excess of $500,000, which is or are not vacated, bonded, stayed, discharged, satisfied or waived for a period of 30 consecutive days; or

(9) Default Under Other Agreements. (a) The Company or any Subsidiary shall (i) default in any payment with respect to any Indebtedness for borrowed money (other than this Note) which Indebtedness has an outstanding principal amount in excess of $250,000 individually or $750,000 in the aggregate for all such Indebtedness, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement, covenant or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity and such default or event shall continue beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created (after giving effect to any consent or waiver obtained and then in effect thereunder) and such default shall continue for five days (or to such earlier date as the holder of any other Indebtedness shall declare the same due and payable by reason of such default; or (b) any Indebtedness of the Company or any Subsidiary which has an outstanding principal amount in excess of the $250,000 individually or $750,000 in the aggregate for all such Indebtedness shall, in accordance with its terms, be declared to be due and payable, or required to be prepaid other than by a regularly scheduled or required payment prior to the stated maturity thereof;

(10) Initial Listing of Underlying Shares and Warrant Shares. The Company shall have failed to obtain the listing of the Underlying Shares and the Warrant Shares on Nasdaq within 30 days of the Issuance Date;

then, upon the occurrence and during the continuation of any Event of Default specified in clause (1), (2), (3), (4), (5), (8), (9) or (10) of this Section 4(a), at the option of the Holder, and upon the occurrence of any Event of Default specified in clause (6) or (7) of this Section 4(a): (X) the Company shall, pay to the Holder an amount equal to the greater of (A)(i) the outstanding principal amount of this Note plus (ii) accrued and unpaid interest on such principal amount to the date of payment and (B) the product obtained by multiplying (1) the highest Current Market Price of the Common Stock on any Trading Day from and including the Trading Day immediately preceding the date the Event of Default occurs to the date of payment, times (2) the number of shares of Common Stock which would be issuable upon conversion of the principal amount of this Note (and interest thereon as provided in Section 6(a)) (determined without regard to any limitation on conversion contained in Section 6) if such conversion were made on the date for which, pursuant to the immediately preceding clause (1), the Current Market Price is used for the computation of the payment pursuant to this paragraph, (Y) all other amounts payable by the Company hereunder or under any of the other Transaction Documents shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, reasonable legal fees and expenses, of collection, and (Z) the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

Section 5. Repurchase Upon a Repurchase Event.

(a) Repurchase Right Upon Repurchase Event. If a Repurchase Event occurs or, as provided in Section 5(c), if a Repurchase Event of the type specified in Section 5(c) is proposed to occur, in addition to any other right of the Holder, the Holder shall have the right, at the Holder’s option, to require the Company to repurchase all of this Note, or any portion hereof selected by the Holder, at a price equal to the Repurchase Price, on the repurchase date that is five Business Days after the date of the Holder Notice delivered with respect to such Repurchase Event or such earlier date as specified in Section 5(c). If the Holder exercises its right to require repurchase of less than all of the outstanding principal amount of this Note, the Holder may specify the manner in which the principal amount repurchased shall be allocated among the outstanding installments of principal.

(b) Notices; Method of Exercising Repurchase Rights, Etc. (1) Except as otherwise provided in Section 5(c), on or before the fifth Business Day after the occurrence of a Repurchase Event, the Company shall give to the Holder a Company Notice of the occurrence of the Repurchase Event and of the repurchase right set forth herein arising as a result thereof. Such Company Notice shall set forth:

(i) the date by which the repurchase right must be exercised, and

(ii) a description of the procedure (set forth in this Section 5(b)) which the Holder must follow to exercise the repurchase right.

Time shall be of the essence in the giving of a Company Notice. No failure of the Company to give a Company Notice or defect therein shall limit the Holder’s right to exercise the repurchase right or affect the validity of the proceedings for the repurchase of this Note or portion hereof.

(2) To exercise the repurchase right, the Holder shall deliver to the Company on or before the 15th day after a Company Notice (or if no such Company Notice has been given, within 30 days after the Holder first actually (and not merely constructively) learns of the Repurchase Event) in accordance with the terms hereof (i) a Holder Notice setting forth the name of the Holder and the principal amount of this Note to be repurchased, which amount may be allocated among the installments of principal outstanding at such time as determined by the Holder in its sole discretion, and (ii) this Note, duly endorsed for transfer to the Company of the portion of the outstanding principal amount of this Note to be repurchased. A Holder Notice may be revoked by the Holder at any time prior to the time the Company pays the applicable Repurchase Price to the Holder.

(3) If the Holder shall have given a Holder Notice, then on the date which is five Business Days after the date such Holder Notice is given (or such later date as the Holder surrenders this Note) the Company shall make payment in immediately available funds of the applicable Repurchase Price to such account as specified by the Holder in writing to the Company at least one Business Day prior to the applicable repurchase date.

(c) Notices and Method of Exercise for Certain Repurchase Rights, Etc. (1) On or before the fifteenth Business Day before the occurrence of a Specified Repurchase Event, the Company shall give to the Holder a Company Notice of the proposed Specified Repurchase Event and of the repurchase right set forth herein arising as a result thereof. Such Company Notice shall set forth:

(i) the date by which the repurchase right must be exercised, and

(ii) a description of the procedure (set forth in this Section 5(c)) which the Holder must follow to exercise the repurchase right.

Time shall be of the essence in the giving of a Company Notice. No failure of the Company to give a Company Notice or defect therein shall limit the Holder’s right to exercise the repurchase right or affect the validity of the proceedings for the repurchase of this Note or portion hereof. The Company shall, at or prior to the time it gives such Company Notice, make public announcement of all material terms of the proposed Specified Repurchase Event sufficient to meet the requirements of the 1934 Act and the SEC’s rules and regulations thereunder.

(2) To exercise the repurchase right, the Holder shall deliver to the Company on or before the 15th day after a Company Notice (or if no such Company Notice has been given, within 30 days after the Holder first actually (and not merely constructively) learns of the Specified Repurchase Event) in accordance with the terms hereof (i) a Holder Notice setting forth the name of the Holder and the principal amount of this Note to be repurchased, which amount may be allocated among the installments of principal outstanding at such time as determined by the Holder in its sole discretion, and (ii) this Note, duly endorsed for transfer to the Company of the portion of the outstanding principal amount of this Note to be repurchased. A Holder Notice may be revoked by the Holder at any time prior to the time the Company pays the applicable Repurchase Price to the Holder. A Holder Notice given with respect to a Specified Repurchase Event may state that the Holder’s exercise of repurchase rights by reason of such Holder Notice is conditioned upon completion of the Specified Repurchase Event.

(3) If the Holder shall have given a Holder Notice, then at or before the closing of the transaction constituting such Specified Repurchase Event (or such later date as the Holder surrenders this Note) the Company shall make payment in immediately available funds of the applicable Repurchase Price to such account as specified by the Holder in writing to the Company at least one Business Day prior to the applicable repurchase date.

(d) Other. A Holder Notice given by the Holder shall be deemed for all purposes to be in proper form unless the Company notifies the Holder within three Business Days after the Holder gives such Holder Notice (which notice from the Company shall specify all defects in such Holder Notice), and any Holder Notice containing any such defect shall nonetheless be effective on the date given if the Holder promptly undertakes to correct all such defects. No such claim of defect shall limit or delay performance of the Company’s obligation to repurchase any portion of this Note the repurchase of which is not in dispute.

Section 6. Conversion.

(a) Right to Convert. Subject to and upon compliance with the provisions of this Note, the Holder shall have the right, at the Holder’s option, at any time prior to the close of business on the Final Maturity Date (except that, if the Holder shall have exercised repurchase rights under Section 5 or the Company shall have exercised its redemption rights under Section 2(a), such conversion right shall terminate with respect to any portion of this Note to be repurchased or redeemed, as the case may be, at the close of business on the last Trading Day prior to the later of (x) the Optional Redemption Date or the date the Company is required to make such repurchase, as the case may be, and (y) the date the Company pays or deposits in accordance with Section 7(k) the applicable Repurchase Price or Optional Redemption Price unless in any such case the Company shall default in payment due upon repurchase or redemption hereof) to convert the principal amount of this Note, or any portion of such principal amount which is at least $100,000 (or such lesser principal amount of this Note as shall be outstanding at such time), plus accrued and unpaid interest, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing (1) the sum of (x) the principal amount of this Note or portion thereof being converted plus (y) accrued and unpaid interest on the portion of the principal amount of this Note being converted to the applicable Conversion Date by (2) the Conversion Price in effect on the applicable Conversion Date, by giving a Conversion Notice in the manner provided in Section 6(b); provided, however, that, if at any time this Note is converted in whole or in part pursuant to this Section 6(a), the Company does not have available for issuance upon such conversion as authorized and unissued shares or in its treasury at least the number of shares of Common Stock required to be issued pursuant hereto, then, at the election of the Holder made by notice from the Holder to the Company, this Note (or portion hereof as to which conversion has been requested), to the extent that sufficient shares of Common Stock are not then available for issuance upon conversion, shall be converted into the right to receive from the Company, in lieu of the shares of Common Stock into which this Note or such portion hereof would otherwise be converted and which the Company is unable to issue, payment in an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which the Company is unable to issue times (y) the arithmetic average of the Market Price of the Common Stock during the five consecutive Trading Days immediately prior to the applicable Conversion Date. Any such payment shall, for all purposes of this Note, be deemed to be a payment of principal plus a premium equal to the total amount payable less the principal portion of this Note converted as to which such payment is required to be made because shares of Common Stock are not then available for issuance upon such conversion. The Holder is not entitled to any rights of a holder of Common Stock until the Holder has converted this Note to Common Stock, and only to the extent this Note is deemed to have been converted to Common Stock under this Section 6. For purposes of Sections 6(d) and 6(e), whenever a provision references the shares of Common Stock into which this Note (or a portion hereof) is convertible or the shares of Common Stock issuable upon conversion of this Note (or a portion hereof) or words of similar import, any determination required by such provision shall be made as if a sufficient number of shares of Common Stock were then available for issuance upon conversion in full of this Note.

(b) Exercise of Conversion Right; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. (1) In order to exercise the conversion privilege with respect to this Note, the Holder shall give a Conversion Notice (or such other notice which is acceptable to the Company) to the Company or to the office or agency designated by the Company for such purpose by notice to the Holder. A Conversion Notice may be given by telephone line facsimile transmission to the numbers set forth on the form of Conversion Notice; provided, however, that if the Conversion Notice is given to the Company by telephone line facsimile transmission the Holder shall send an original of such Conversion Notice to the Company within two Business Days after such Conversion Notice is so given to the Company; provided further, however, that any failure or delay on the part of the Holder in giving such original of any Conversion Notice shall not affect the validity or the date on which such Conversion Notice is so given by telephone line facsimile transmission. In connection with any conversion of this Note, the Holder may allocate such conversion among the outstanding installments of principal as determined by the Holder in its sole discretion, as set forth in a particular Conversion Notice.

(2) As promptly as practicable, but in no event later than three Trading Days, after a Conversion Notice is given, the Company shall issue and shall deliver to the Holder or the Holder’s designee the number of full shares of Common Stock issuable upon such conversion of this Note or portion hereof in accordance with the provisions of this Article and deliver a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 6(b)(6) and, if applicable, any cash payment required pursuant to the proviso to the first sentence of Section 6(a) (which payment, if any, shall be paid no later than three Trading Days after the applicable Conversion Date). In lieu of delivering physical certificates for the shares of Common Stock issuable upon any conversion of this Note, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent electronically to transmit such shares of Common Stock issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply).

(3) Each conversion of this Note (or portion hereof) shall be deemed to have been effected on the applicable Conversion Date, and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on such Conversion Date the holder of record of the shares represented thereby; provided, however, that if a Conversion Date is a date on which the stock transfer books of the Company shall be closed such conversion shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the applicable Conversion Date. Upon conversion of this Note or any portion hereof, the accrued and unpaid interest on this Note (or portion hereof) to (but excluding) the applicable Conversion Date shall be deemed to be paid to the Holder of this Note through receipt of such number of shares of Common Stock issued upon conversion of this Note or portion hereof as shall have an aggregate Current Market Price on the Trading Day immediately preceding such Conversion Date equal to the amount of such accrued and unpaid interest.

(4) The Company shall notify the Holder of any claim by the Company of manifest error in a Conversion Notice within two Trading Days after the Holder gives such Conversion Notice and no such claim of error shall limit or delay performance of the Company’s obligation to issue upon such conversion the number of shares of Common Stock which are not in dispute. A Conversion Notice shall be deemed for all purposes to be in proper form unless the Company notifies the Holder within two Trading Days after a Conversion Notice has been given (which notice from the Company shall specify all defects in the Conversion Notice) and any Conversion Notice containing any such defect shall nonetheless be effective on the date given if the Holder promptly undertakes to correct all such defects and in due course in fact corrects such defects. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Holder shall be responsible for the amount of any income or withholding tax payable in connection with any conversion of this Note.

(5) (A) If the Holder shall have given a Conversion Notice in accordance with the terms of this Note, the Company’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion; provided, however, that nothing herein shall limit or prejudice the right of the Company to pursue any such claim in any other manner permitted by applicable law. The occurrence of an event which requires an adjustment of the Conversion Price as contemplated by Section 6(c) shall in no way restrict or delay the right of the Holder to receive certificates for Common Stock upon conversion of this Note and the Company shall use its best efforts to implement such adjustment on terms reasonably acceptable to the Holder not later than three Trading Days after such occurrence. Any such adjustment shall take effect on the date provided herein regardless of when the Company implements such adjustment, the Holder shall be entitled to the benefits of such adjustment form the time it takes effect and any implementation thereof by the Company after the date such adjustment takes effect shall be applied retroactively to the date such adjustment takes effect.

(B) If in any case the Company shall fail to issue and deliver the shares of Common Stock to the Holder in connection with a particular conversion of this Note within three Trading Days after the Holder gives the Conversion Notice for such conversion, in addition to any other liabilities the Company may have hereunder and under applicable law (i) the Company shall pay or reimburse the Holder on demand for all out-of-pocket expenses, including, without limitation, reasonable fees and expenses of legal counsel, incurred by the Holder as a result of such failure, (ii) if as a result of such failure the Holder shall suffer any direct damages or liabilities from such failure (including, without limitation, margin interest and the cost of purchasing securities to cover a sale (whether by the Holder or the Holder’s securities broker) or borrowing of shares of Common Stock by the Holder for purposes of settling any trade involving a sale of shares of Common Stock made by the Holder during the period beginning on the Issuance Date and ending on the date the Company delivers or causes to be delivered to the Holder such shares of Common Stock), then the Company shall upon demand of the Holder pay to the Holder an amount equal to the actual direct, out-of-pocket damages and liabilities suffered by the Holder by reason thereof which the Holder documents to the reasonable satisfaction of the Company, and (iii) the Holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing), given at any time prior to delivery to the Holder of the shares of Common Stock issuable in connection with such exercise of the Holder’s conversion right, rescind such exercise and the Conversion Notice relating thereto, in which case the Holder shall thereafter be entitled to convert that portion of this Note as to which such exercise is so rescinded and to exercise its other rights and remedies with respect to such failure by the Company. Notwithstanding the foregoing the Company shall not be liable to the Holder under clause (i) or (ii) of the immediately preceding sentence to the extent the failure of the Company to deliver or to cause to be delivered such shares of Common Stock results from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of the Company (it being understood that the action or failure to act of the Transfer Agent shall not be deemed an event outside the control of the Company except to the extent resulting from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of the Transfer Agent or the bankruptcy, liquidation or reorganization of the Transfer Agent under any bankruptcy, insolvency or other similar law). The Holder shall notify the Company in writing (or by telephone conversation, confirmed in writing) as promptly as practicable following the third Trading Day after the Holder gives a Conversion Notice if the Holder becomes aware that such shares of Common Stock so issuable have not been received as provided herein, but any failure so to give such notice shall not affect the Holder’s rights under this Note or otherwise. If the Holder shall have exercised the conversion right in any particular instance and either (1) the Company shall notify the Holder on or after such that the shares of Common Stock issuable upon such conversion might not be delivered within three Trading Days after the date the Holder gives such Conversion Notice or (2) the Holder learns after the date which is three Trading Days after the date the Holder gives such Conversion Notice that the Holder has not received such shares of Common Stock, then, without releasing the Company of its obligations with respect thereto, from and after the Trading Day next succeeding the earlier of the events described in the preceding clauses (1) and (2) of this sentence the Holder shall make reasonable efforts not to sell shares of Common Stock in anticipation of receipt of such shares of Common Stock in a manner which is likely to increase materially the liability of the Company under clause (2) of the second preceding sentence.

(6) No fractional shares of Common Stock shall be issued upon conversion of this Note but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of such conversion, the Company may round the number of shares of Common Stock issued on such conversion up to the next highest whole share or may pay lawful money of the United States of America for such fractional share, based on a value of one share of Common Stock being equal to the Market Price of the Common Stock on the applicable Conversion Date.

(c) Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time by the Company as follows:

(1) Adjustments for Certain Dividends and Distributions in Common Stock. In case the Company shall on or after the Issuance Date pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 6(c)(1) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(2) Weighted Adjustments for Certain Issuances of Rights or Warrants. In case the Company shall on or after the Issuance Date issue rights or warrants (other than any rights or warrants referred to in Section 6(c)(4) to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and the denominator shall be the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holder to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(3) Adjustments for Certain Subdivisions of the Common Stock. In case the outstanding shares of Common Stock shall on or after the Issuance Date be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the earlier of the day following the day upon which such subdivision becomes effective and the day on which “ex-” trading of the Common Stock begins with respect to such subdivision shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the earlier of the day following the day upon which such combination becomes effective and the day on which “ex-” trading of the

Common Stock with respect to such combination begins shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the earlier of the day following the day upon which such subdivision or combination becomes effective and the day on which “ex-” trading of the Common Stock begins with respect to such subdivision or combination.

(4) Adjustments for Certain Dividends and Distributions. In case the Company shall on or after the Issuance Date, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 6(c)(1) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants referred to in Section 6(c)(2) and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which Section 6(d) applies) (the foregoing hereinafter in this Section 6(c)(4) called the “Securities”)), then, in each such case, subject to the second paragraph of this Section 6(c)(4), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction of which the numerator shall be the Current Market Price on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder shall have the right to receive upon conversion of this Note (or any portion hereof) the amount of Securities such holder would have received had such holder converted this Note (or portion hereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 6(c)(4) by reference to the actual or when issued trading market for any Securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price, to the extent possible.

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall not be deemed to have been distributed for purposes of this Section 6(c) (and no adjustment to the Conversion Price under this Section 6(c) will be required) until the occurrence of the earliest Trigger Event. If any such rights or warrants, including any such existing rights or warrants distributed prior to the Issuance Date, are subject to Trigger Events, upon the satisfaction of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such Trigger Event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof) (so that, by way of illustration and not limitation, the dates of issuance of any such rights shall be deemed to be the dates on which such rights become exercisable to purchase capital stock of the Company, and not the date on which such rights may be issued, or may become evidenced by separate certificates, if such rights are not then so exercisable). In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 6(c) was made (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common

Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

For purposes of this Section 6(c)(4) and Sections 6(c)(1) and (2), any dividend or distribution to which this Section 6(c)(4) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 6(c)(2) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which Section 6(c)(2) applies (and any Conversion Price reduction required by this Section 6(c)(4) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 6(c)(1) and (2) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution”, “Record Date fixed for such determination” and “Record Date” within the meaning of Section 6(c)(1) and as “the date fixed for the determination of stockholders entitled to receive such rights or warrants”, “the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants” and “such Record Date” within the meaning of Section 6(c)(2) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the Record Date fixed for such determination” within the meaning of Section 6(c)(1).

(5) Adjustments for Certain Cash Dividends. In case the Company shall on or after the Issuance Date, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 6(d) applies or as part of a distribution referred to in Section 6(c)(4)), then, and in each such case, immediately after the close of business on such date, unless the Company elects to reserve such cash for distribution to the Holder upon the conversion of this Note (and shall have made adequate provision, including, without limitation, by deposit of the amount thereof with an Eligible Bank in accordance with Section 7(k) with instructions to pay the same to the Holder as and when provided herein) so that the Holder will receive upon such conversion, in addition to the shares of Common Stock to which the Holder is entitled, the amount of cash which the Holder would have received if the Holder had, immediately prior to the Record Date for such distribution of cash, converted this Note into Common Stock, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the amount of such cash distribution and (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on the Record Date; provided, however, that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made as hereinbefore provided in this Section 6(c)(5) so that the Holder shall have the right to receive upon conversion of this Note (or any portion hereof) the amount of cash the Holder would have received had the Holder converted this Note (or such portion hereof) immediately prior to such Record Date. If such dividend or distribution is declared but is not so paid or made to holders of the Common Stock, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(6) Additional Reductions in Conversion Price. The Company may make such reductions in the Conversion Price, in addition to those required by Sections 6(c)(1), (2), (3), (4) and (5), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

(7) De Minimus Adjustments. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 6(c)(8) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

No adjustment need be made for a change in the par value of the Common Stock or from par value to no par value or from no par value to par value.

(8) Company Notice of Adjustments. Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly, but in no event later than five Business Days thereafter, give a notice to the Holder setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, but which statement shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(9) Effectiveness of Certain Adjustments. In any case in which this Section 6(c) provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder in connection with any conversion of this Note after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to the Holder any amount in cash in lieu of any fraction pursuant to Section 6(b)(6).

(10) Outstanding Shares. For purposes of this Section 6(c), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company other than dividends or distributions payable only in shares of Common Stock.

(d) Effect of Certain Fundamental Changes: Effect of Other Reclassification, Consolidation, Merger or Sale.

(1) Fundamental Change. If a Fundamental Change shall be proposed or occur, the Holder shall have the right to require the Company to repurchase all or a portion of this Note as provided in Section 5. If the Company shall have complied with Section 6(f)(1) with respect to a Fundamental Change, then subject to the Holder’s rights under Section 6(f)(2), upon the closing or consummation of any such Fundamental Change that occurs after the date that is six months from the Issuance Date the outstanding principal amount of this Note shall be converted into Common Stock, without any action on the part of the Holder, as if converted at the election of the Holder under Section 6(a).

(2) Other Reclassification, Consolidation, Merger or Sale.

(A) If any of the following events occur, namely:

(i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),

(ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or

(iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, other than any of the foregoing that constitutes a Fundamental Change, then in any such case in the preceding clause (i), (ii) or (iii) the Company or the successor or purchasing Person, as the case may be, shall execute with the Holder a written agreement providing that:

(x) this Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by the holder of the number of shares of Common Stock issuable upon conversion of this Note in full (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert this Note) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise such holder’s rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purposes of this Section 6(d) the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

(y) in the case of any such successor or purchasing Person, upon such consolidation, merger, combination, sale or conveyance such successor or purchasing Person shall be jointly and severally liable with the Company for the performance of all of the Company’s obligations under this Note and the Note Purchase Agreement, and

(z) if registration or qualification is required under the 1933 Act or applicable state law for the public resale by the Holder of such shares of stock and other securities so issuable upon conversion of this Note, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, combination or sale.

Such written agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. If, in the case of any such reclassification, change, consolidation, merger, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such written agreement shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including, to the extent practicable, the provisions providing for the repurchase rights set forth in Section 5 herein.

(B) The above provisions of this Section 6(d)(2) shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

(C) If this Section 6(d)(2) applies to any event or occurrence, Section 6(c) shall not apply.

(e) Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock.

(1) The Company shall reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, solely for issuance upon conversion of this Note and the Other Notes, and in addition to the shares of Common Stock required to be reserved by the terms of the Warrants, sufficient shares to provide for the conversion of this Note and the Other Notes from time to time as this Note and the Other Notes are converted.

(2) Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of this Note, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

(3) The Company covenants that all shares of Common Stock issued upon conversion of this Note will be fully paid and non-assessable by the Company and free from all taxes and Liens with respect to the issue thereof.

(4) The Company covenants that it will comply with its obligations under the Registration Rights Agreement.

(5) The Company covenants that, so long as the Common Stock shall be listed on the Nasdaq, the NYSE, the AMEX or any other national securities exchange, the Company shall obtain and, so long as the Common Stock shall be so listed on such market or exchange, maintain approval for listing thereon of all Common Stock issuable upon conversion of or in payment of interest on this Note.

(f) Notice to Holder Prior to Certain Actions; Certain Rights. In case on or after the Issuance Date:

(A) the Company shall declare a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or

(B) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(C) the Board of Directors shall authorize any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger or other business combination transaction to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company; or

(D) there shall be pending the voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

(E) the Company shall enter into any agreement that could result in a Fundamental Change or any Fundamental Change shall occur without any such agreement by the Company;

the Company shall give the Holder, as promptly as possible but in any event at least ten Trading Days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up or Fundamental Change is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record who shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up or Fundamental Change shall be determined. Such notice shall not include any information which would be material non-public information for purposes of the 1934 Act. Time shall be of the essence in the giving of such notice. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. In the case of any such action of which the Company gives such notice to the Holder or is required to give such notice to the Holder, the Holder shall be entitled to give a Conversion Notice which is contingent on the completion of such action.

(g) 9.9% Limitation. (1) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon conversion of this Note at any time shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by the Holder (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the Holder’s right to convert, exercise or purchase similar to the limitation set forth herein (the “Excluded Shares”), together with all shares of Common Stock deemed beneficially owned at such time (other than by virtue of the ownership of the Excluded Shares) by Persons whose beneficial ownership of Common Stock would be aggregated with the beneficial ownership by the Holder for purposes of determining whether a group exists or for purposes of determining the Holder’s beneficial ownership (the “Aggregation Parties”), in either such case for purposes of Section 13(d) of the 1934 Act and Regulation 13D-G thereunder (including, without limitation, as the same is made applicable to Section 16 of the 1934 Act and the rules promulgated thereunder), would result in beneficial ownership by the Holder or such group of more than 9.9% of the shares of Common Stock for purposes of Section 16 of the 1934 Act and the rules promulgated thereunder (as the same may be modified by the Holder as provided herein, the “Restricted Ownership Percentage”). The Holder shall have the right at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company in the event and only to the extent that Section 16 of the 1934 Act or the rules promulgated thereunder (or any successor statute or rules) is changed to reduce the beneficial ownership percentage threshold thereunder to a percentage less than 10%. If at any time the limits in this Section 6(g) make this Note inconvertible in whole or in part, the Company shall not by reason thereof be relieved of its obligation to issue shares of Common Stock at any time or from time to time thereafter but prior to the Final Maturity Date upon conversion of this Note as and when shares of Common Stock may be issued in compliance with such restrictions.

(2) For purposes of this Section 6(g), in determining the number of outstanding shares of Common Stock at any time the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s then most recent Form 10-Q, Form 10-K or other public filing with the SEC, as the case may be, (2) a public announcement by the Company that is later than any such filing referred to in the preceding clause (1) or (3) any other notice by the Company or its transfer agent setting forth the number shares of Common Stock outstanding and knowledge the Holder may have about the number of shares of Common Stock issued upon conversion or exercise of Common Stock Equivalents by any Person, including the Holder, which are not reflected in the preceding clauses (1) through (3). Upon the written request of the Holder, the Company shall within three Business Days confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of Common Stock Equivalents, including this Note, the Other Notes and the Warrants, by the Holder or its affiliates or the holders thereof, in each such case subsequent to the date as of which such number of outstanding shares of Common Stock was reported.

Section 7. Miscellaneous.

(a) Failure or Indulgency Not Waiver. No failure or delay on the part of the Holder or the Company in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

(b) Notices. Except as otherwise specifically provided herein, any notice herein required or permitted to be given shall be in writing, may be personally served and shall be deemed effectively given (i) if sent by telephone line facsimile transmission, personally served, delivered by courier or by recognized overnight carrier, upon receipt, or (ii) if sent by United States mail, three days after being deposited in the facilities of the United States Postal Service, certified, with postage pre-paid and properly addressed. For the purposes hereof, the address and facsimile line transmission number of the Holder shall be as furnished by the Holder for such purpose and shown on the records of the Company; and the address of the Company shall be Insmed Incorporated, 4851 Lakebrook Drive, P.O. Box 2400, Glen Allen, Virginia 23058 Attention: Chief Financial Officer (telephone line facsimile transmission number (804) 565-3041). The Holder or the Company may change its address for notice by service of written notice to the other as herein provided.

(c) Amendment, Waiver, Etc. In order that the Company not be entitled to discriminate among the Holder and the holders of the Other Notes, neither this Note or any Other Note nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Company and the Majority Holders, provided that no such change, waiver, discharge or termination shall, without the consent of the Holder and the holders of the Other Notes affected thereby (i) extend any scheduled Installment Maturity Date or the Final Maturity Date of this Note or any Other Note, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) hereon or reduce the principal amount or the Repurchase Price hereof or reduce the Optional Redemption Price, (ii) increase the Conversion Price or change the method by which the Conversion Price is adjusted so as to affect the Holder adversely, (iii) amend, modify or waive any provision of this Section 7(c), (iv) reduce any percentage specified in, or otherwise modify, the definition of Majority Holders, (v) modify the provisions of this Note in a manner that adversely treats the obligations or rights of the Holder differently than it treats the obligations or rights of the holders of the Other Notes, or (vi) decrease the Holder’s Restricted Ownership Percentage. Notwithstanding anything to the contrary contained herein, no amendment or waiver shall increase or eliminate the Restricted Ownership Percentage, whether permanently or temporarily, unless, in addition to complying with the other requirements of this Note and obtaining the written consent of the Purchaser, such amendment or waiver shall have been approved in accordance with the Virginia Stock Corporation Act and the Company’s by-laws by holders of the outstanding shares of Common Stock entitled to vote at a meeting or by written consent in lieu of such meeting.

(d) Assignability. This Note shall be binding upon the Company and its successors, and shall inure to the benefit of the Holder and the Company and their successors and permitted assigns. The Company may not assign its rights or obligations under this Note.

(e) Certain Expenses. The Company shall pay on demand all reasonable out-of-pocket expenses incurred by the Holder, including reasonable attorneys’ fees and expenses, as a consequence of, or in connection with (x) any amendment or waiver of this Note or any other Transaction Document, (y) any default or breach of any of the Company’s obligations set forth in the Transaction Documents and (z) the enforcement or restructuring of any right of, including the collection of any payments due, the Holder under the Transaction Documents, including any action or proceeding relating to such enforcement or any order, injunction or other process seeking to restrain the Company from paying any amount due the Holder.

(f) Governing Law. (1) This Note shall be governed by the Virginia Stock Corporation Act as to matters within the scope thereof, and as to all other matters by the internal laws of the State of New York, without regard to the principles of conflict of laws.

(2) The Company irrevocably submits to the exclusive jurisdiction of any State or federal court sitting in the State of New York, County of New York (such consent shall not be deemed a general consent to jurisdiction and service for any third party) over any suit, action, or proceeding arising out of or relating to this Note. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum.

(3) The Company agrees that the service of process upon it mailed by certified or registered mail (and service so made shall be deemed complete five Business Days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect Holder’s right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(4) The Company knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Note.

(g) Savings Clause. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby. In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt. If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

(h) Transfer of Note. This Note has not been and is not being registered under the provisions of the 1933 Act or any state securities laws and this Note may not be transferred prior to the date that is two years after the Issuance Date other than (1) in compliance with the provisions of, or pursuant to an available exemption from, the registration requirements of the 1933 Act or any state securities laws and (2) after the Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that this Note may be sold or transferred without registration under the 1933 Act. Before any such transfer, such transferee shall have represented in writing to the Company that such transferee has requested and received from the Company all information relating to the business, properties, operations, condition (financial or other), results of operations or financial prospects of the Company and the Subsidiaries deemed relevant by such transferee; that such transferee has been afforded the opportunity to ask questions of the Company concerning the foregoing and has had the opportunity to obtain and review the reports and other information concerning the Company which at the time of such transfer have been filed by the Company with the SEC pursuant to the 1934 Act and which are incorporated by reference in such prospectus as of the date of such transfer. If such transfer is also intended to assign the rights and obligations of the Holder under the Purchase Agreement and the Registration Rights Agreement, such transfer shall otherwise be made in compliance with the applicable provisions of the Purchase Agreement and the Registration Rights Agreement.

(i) Enforceable Obligation. The Company represents and warrants that at the time of the original issuance and delivery to the Holder of this Note it received the full purchase price payable pursuant to the Purchase Agreement in an amount at least equal to the original principal amount of this Note, and that this Note is an enforceable obligation of the Company which is not subject to any offset, reduction, counterclaim or disallowance of any sort.

(j) Note Register; Replacement of Notes. The Company shall maintain a register showing the names, addresses and telephone line facsimile numbers of the Holder and the registered holders of the Other Notes. The Company shall also maintain a facility for the registration of transfers of this Note and the Other Notes and at which this Note and the Other Notes may be surrendered for split up into instruments of smaller denominations or for combination into instruments of larger denominations. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Note and (a) in the case of loss, theft or destruction, of indemnity from the Holder reasonably satisfactory in form to the Company (and without the requirement to post any bond or other security) or (b) in the case of mutilation, upon surrender and cancellation of this Note, the Company will execute and deliver to the Holder a new Note of like tenor without charge to the Holder.

(k) Payment of Note on Redemption or Repurchase; Deposit of Optional Redemption Price or Repurchase Price, Etc. (a) If this Note or any portion of this Note is to be redeemed as provided in Section 2(a) or repurchased as provided in Section 5 and any notice required in connection therewith shall have been given as provided therein and the Company shall have otherwise complied with the requirements of this Note with respect thereto, then this Note or the portion of this Note to be so redeemed or repurchased and with respect to which any such notice has been given shall become due and payable on the date stated in such notice at the applicable Optional Redemption Price or at the Repurchase Price. On and after the Optional Redemption Date or repurchase date, as the case may be, so stated in such notice, provided that the Company shall have deposited with an Eligible Bank on or prior to such Optional Redemption Date or repurchase date, as the case may be, an amount in cash sufficient to pay the applicable Optional Redemption Price or the applicable Repurchase Price, as the case may be, then, except as otherwise provided in Section 2(a)(4), interest on this Note or the portion of this Note to be so redeemed or repurchased shall cease to accrue, and this Note or such portion hereof shall be deemed not to be outstanding and shall not be entitled to any benefit with respect to principal of or interest on the portion to be so redeemed or repurchased except to receive payment of the applicable Optional Redemption Price or Repurchase Price, as the case may be. On presentation and surrender of this Note or such portion hereof, this Note or the specified portion hereof shall be paid and redeemed or repurchased at the applicable Optional Redemption Price or at the Repurchase Price. If a portion of this Note is to be redeemed or repurchased, upon surrender of this Note to the Company in accordance with the terms hereof, the Company shall execute and deliver to the Holder without service charge, a new Note or Notes, having the same date hereof and containing identical terms and conditions, in such denomination or denominations as requested by the Holder in aggregate principal amount equal to, and in exchange for, the unredeemed or unrepurchased portion of the principal amount of this Note so surrendered. In addition, the Company may, or shall be required, to deposit amounts pursuant to this Section for the benefit of the Holder as provided in this Note.

(l) Legend. The provisions of Section 6.11 of the Purchase Agreement and the related definitions of capitalized terms used therein and defined in the Purchase Agreement are by this reference incorporated herein as if set forth in full at this place.

(m) Construction. The language used in this Note will be deemed to be the language chosen by the Company and the original Holder of this Note (or its predecessor instrument) to express their mutual intent, and no rules of strict construction will be applied against the Company or the Holder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by one of its officers thereunto duly authorized on the day and in the year first above written.

INSMED INCORPORATED

By:
Name:
Title:

ASSIGNMENT

For value received                                                                               hereby sell(s), assign(s) and transfer(s) unto                                                                                   (Please insert social security or other Taxpayer Identification Number of assignee:                                                                                           ) the within Note, and hereby irrevocably constitutes and appoints                                                                                        attorney to transfer the said Note on the books of Insmed Incorporated, a Virginia corporation (the “Company”), with full power of substitution in the premises.

In connection with any transfer of the Note within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the 1933 Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the 1933 Act), the undersigned confirms that such Note is being transferred:

☐	To the Company or a subsidiary thereof; or

☐	To an “accredited investor” pursuant to and in compliance with the 1933 Act; or

☐	Pursuant to and in compliance with Rule 144 under the 1933 Act;

and unless the box below is checked, the undersigned confirms that, to the knowledge of the undersigned, such Note is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the 1933 Act (an “Affiliate”).

☐	The transferee is an Affiliate of the Company.

Capitalized terms used in this Assignment and not defined in this Assignment shall have the respective meanings provided in the Note.

Dated:	NAME:

Signature(s)

Exhibit A

FORM OF CONVERSION NOTICE

(To be executed by the Holder in order to convert 5.5% Senior Convertible Note due 2008-2010)

TO:	Insmed Incorporated

4851 Lake Brook Drive

Glen Allen, Virginia 23060

Attention: Chief Financial Officer

Facsimile No.: (804) 565-3041

Re:	5.5% Senior Convertible Note due 2008-2010 issued by INSMED INCORPORATED identified below

The undersigned hereby elects to convert the outstanding principal amount indicated below of the 5.5% Senior Convertible Note due 2008-2010 into shares of Common Stock, of INSMED INCORPORATED, a Virginia corporation (the “Company”), according to the terms hereof and of the Note, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any. The undersigned represents as of the date hereof that, after giving effect to the conversion of the Note pursuant to this Conversion Notice, the undersigned will not exceed the “Restricted Ownership Percentage” contained in Section 6(g) of the Note.

Conversion information:
Note Number

Conversion Date

Principal Amount of Note Being Converted

Portions of installments of principal to which this conversion is allocated:

A - 1

Due March 1, 2008: $
Due June 1, 2008: $
Due September 1, 2008: $
Due December 1, 2008: $
Due March 1, 2009: $
Due June 1, 2009: $
Due September 1, 2009: $
Due December 1, 2009: $
Due March 1, 2010: $

Number of Shares of Common Stock to Be Issued

Applicable Conversion Price

By:
Signature

Name

Address

A - 2

Exhibit B

INSMED INCORPORATED

OPTIONAL REDEMPTION NOTICE

(Section 2(a) of 5.5% Senior Convertible Note due 2008-2010)

TO:
(Name of Holder)

1. Pursuant to the terms of the 5.5% Senior Convertible Note due 2008-2010 (the “Note”), Insmed Incorporated, a Virginia corporation (the “Company”), hereby notifies the above-named Holder that the Company is exercising its right to redeem the Note in accordance with Section 2(a) of the Note as set forth below:

(i) The principal amount of the Note to be redeemed (based on the principal amount of the Note outstanding on the date this Notice is given) is $                                .

(ii) The Optional Redemption Price (based on the principal amount of the Note outstanding on the date this Notice is given) is $                                .

(iii) The Optional Redemption Date is                             .

2. All of the conditions of Section 2(a) of the Note for this redemption have been satisfied.

3. Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

Date	INSMED INCORPORATED

By:

Title:

B - 1

Exhibit C

INSMED INCORPORATED

COMPANY NOTICE

(Section 5(b)(1) or 5(c)(1) of 5.5% Senior Convertible Note due 2008-2010)

TO:

(Name of Holder)

(1) A Repurchase Event described in the 5.5% Senior Convertible Note due 2008-2010 (the “Note”) of Insmed Incorporated, a Virginia corporation (the “Company”), [occurred] [shall occur] on                 , 200   . As a result of such Repurchase Event, the Holder is entitled to exercise its repurchase rights pursuant to Section [5(b)(1)] [5(c)(1)] of the Note.

(2) The Holder’s repurchase right must be exercised on or before                 , 200  .

(3) At or before the date set forth in the preceding paragraph (2), the Holder must:

(a) deliver to the Company a Holder Notice, in the form attached as Exhibit D to the Note; and

(b) the Note, duly endorsed for transfer to the Company of the portion of the principal amount to be repurchased.

(4) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

Date	INSMED INCORPORATED

By:

Title:

C - 1

Exhibit D

INSMED INCORPORATED

HOLDER NOTICE

(Section 5(b)(2) or 5(c)(2) of 5.5% Senior Convertible Note due 2008-2010)

TO:	INSMED INCORPORATED

(1) Pursuant to the terms of the 5.5% Senior Convertible Note due 2008-2010 (the “Note”), the undersigned Holder hereby elects to exercise its right to require repurchase by the Company pursuant to Sections [5(b)(1) and 5(b)(2)] [5(c)(1) and 5(c)(2)] of $                             of the Note, equal to the sum of $                             principal amount of the Note, $                             of accrued and unpaid interest on such principal amount and $                             of interest at the Default Rate on such interest, at the Repurchase Price provided in the Note.

(2) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

Date:	NAME OF HOLDER:

By
Signature of Registered Holder (Must be signed exactly as name appears in the Note.)

D - 1